UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2014

M/A-COM Technology Solutions Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35451	27-0306875
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Chelmsford Street Lowell, Massachusetts	01851
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 656-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 8, 2014, M/A-COM Technology Solutions Holdings, Inc. (the “Company”) refinanced its outstanding indebtedness and discharged its obligations under that certain Amended and Restated Credit Agreement, dated as of September 26, 2013, among the Company, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents and parties party thereto (the “Prior Credit Agreement”), by entering into that certain Credit Agreement (the “Credit Agreement”), among the Company, as borrower, the lenders party thereto, Goldman Sachs Bank USA, as Administrative Agent, Collateral Agent, Swing Line Lender and an L/C Issuer, and the other agents and lenders party thereto. On May 8, 2014, concurrent with the execution of the Credit Agreement, the Company terminated the Prior Credit Agreement.

Term Loans

Under the Credit Agreement, the Company borrowed an aggregate principal amount of $350.0 million pursuant to term loans that mature on May 8, 2021 (the “Term Loans”). The Term Loans were issued with an original issue discount of 0.75% which is being amortized over the term of the Term Loans using the effective interest rate method. Interest on these Term Loans is payable quarterly at: (i) for LIBOR loans for any interest period, a rate per annum equal to the LIBOR rate as determined by the administrative agent (but not less than 0.75%), plus an applicable margin of 3.75%, and (ii) for base rate loans, a rate per annum equal to the greater of (x) the prime rate quoted in the print edition of the Wall Street Journal, Money Rates Section, (y) the federal funds rate plus one-half of 1.00%, and (z) the LIBOR rate applicable to a one-month interest period plus 1.00% (but, in each case, not less than 1.75%), plus an applicable margin of 2.75%.

The Term Loans are payable in quarterly principal installments of 0.25% of the aggregate Term Loans on the last business day of each calendar quarter, beginning on the last business day of September 2014, with the remainder due on the maturity date.

The Term Loans are subject to a 1.00% prepayment premium to the extent the Term Loans are refinanced, or the terms thereof are amended, in either case, for the purpose of reducing the applicable yield with respect thereto, in each case on or prior to May 8, 2015. The Company is required to apply a certain portion of its excess cash to the principal amount of the Term Loans on an annual basis, commencing with the fiscal year ending October 2, 2015. The Company is also required to apply proceeds from certain asset sales, condemnation and casualty events and incurrences of debt to the principal amount of the Term Loans, in each case, subject to certain exceptions (including reinvestment rights).

Revolving Facility

The Credit Agreement also provides for a revolving credit facility of up to $100.0 million, which matures on May 8, 2019 (the “Revolving Facility”). Interest on the Revolving Facility is payable quarterly at (i) for LIBOR loans for any interest period, a rate per annum equal to the LIBOR rate as determined by the administrative agent, plus an applicable margin of 2.50% initially (subject to reductions to 2.25% or 2.00% based upon the Company’s total net leverage ratio being within certain defined ranges), and (ii) for base rate loans, a rate per annum equal to the greater of (x) the prime rate quoted in the print edition of the Wall Street Journal, Money Rates Section, (y) the federal funds rate plus one-half of 1.00% and (z) the LIBOR rate applicable to a one-month interest period plus 1.00%, plus an applicable margin of 1.50% initially (subject to reductions to 1.25% or 1.00% based upon the Company’s total net leverage ratio being within certain defined ranges). Unused line fees are payable quarterly at an initial rate of 0.375%, subject to a reduction to 0.25% based upon the Company’s total net leverage ratio being within certain defined ranges. At closing of the Credit Agreement, there were no outstanding borrowings and no draws were made on the Revolving Facility.

Borrowings under the Credit Agreement may be used for general corporate, working capital and capital expenditures of the Company and its subsidiaries, including refinancing existing indebtedness and financing permitted acquisitions. The Credit Agreement includes negative covenants that, subject to certain exceptions, limit our ability and the ability of our subsidiaries to, among other things, incur certain liens, incur additional indebtedness, make certain investments, pay dividends or make other distributions or repurchase or redeem our capital stock, transfer or sell assets, alter the business we conduct, enter into transactions with affiliates and prepay certain other indebtedness. In addition, the Credit Agreement contains a total net leverage ratio financial covenant for the benefit of the lenders under Revolving Facility only, which provides that Company’s total net leverage ratio may not exceed 4.50 to 1.00 as of each compliance date. The total net leverage ratio is only tested if the outstanding balance under the Revolving Facility (excluding undrawn letters of credit up to $5.0 million) exceeds 25% of the $100.0 million borrowing capacity at the end of the compliance period.

The Credit Agreement also contains customary events of default. If an event of default under the Credit Agreement occurs and is continuing, then the lenders may declare any outstanding obligations under the Credit Agreement immediately due and payable and the lenders will have the right to terminate the Credit Agreement.

The Term Loans and Revolving Facility are (i) guaranteed by substantially all of the Company’s current and future wholly-owned domestic material subsidiaries, (ii) secured by substantially all of Company’s and such subsidiaries’ existing and future property and assets, and (iii) secured by a pledge of the capital stock of the Company’s domestic material wholly-owned subsidiaries and up to 65% of the capital stock of first-tier foreign material wholly-owned subsidiaries.

The foregoing summary of the Credit Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 is incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated May 8, 2014, by and among M/A-COM Technology Solutions Holdings, Inc., Goldman Sachs Bank USA, as Administrative Agent, Collateral Agent, Swing Line Lender and an L/C Issuer, and the other agents and lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

Dated: May 12, 2014	By:	/s/ Robert J. McMullan
Robert J. McMullan
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated May 8, 2014, by and among M/A-COM Technology Solutions Holdings, Inc., Goldman Sachs Bank USA, as Administrative Agent, Collateral Agent, Swing Line Lender and an L/C Issuer, and the other agents and lenders party thereto.